Exhibit 99.3

LSB Industries and Starboard Value Reach Agreement

Company to Add Daniel D. Greenwell, William F. Murdy and Richard S. Sanders, Jr. to Board of

Directors in Connection with 2014 Annual Meeting; Board Size to Remain at Ten

OKLAHOMA CITY – April 3, 2014 – LSB Industries, Inc. (NYSE: LXU) (“LSB”) today announced that it will nominate Daniel D. Greenwell and William F. Murdy for election to LSB’s Board of Directors at the Company’s upcoming 2014 Annual Meeting of Stockholders. In addition, Richard S. Sanders, Jr. will be appointed to the Board, effective as of the date of the 2014 Annual Meeting, to fill a vacancy in the class of directors whose term expires at the 2015 Annual Meeting of Stockholders. Incumbent directors Donald W. Munson and Ronald V. Perry have informed the Company that they will not stand for reelection at the 2014 Annual Meeting and John A. Shelley, a director in the class whose term expires at the 2015 Annual Meeting, has informed the Company that he will retire from the Board, effective as of the date of the 2014 Annual Meeting.

“We are pleased to have reached agreement on the composition of the Board,” said Jack Golsen, LSB’s Board Chairman and CEO. “We remain committed to enhancing stockholder value, and we believe the improvements we are making to increase capacity, upgrade facilities and stabilize operating performance will improve earnings, positioning LSB for enhanced growth and profitability.”

Mr. Golsen continued, “On behalf of the entire Board, I would also like to thank Messrs. Munson, Perry and Shelley for their dedicated service and contributions to the Board and LSB over many years.”

In connection with today’s announcement, LSB has entered into an agreement with Starboard Value LP (“Starboard”), which beneficially owns approximately 4.9% of the Company’s outstanding shares. Under the agreement, Starboard has agreed, among other things, not to solicit proxies or participate in any “withhold” campaign in connection with the 2014 Annual Meeting and to vote its shares in support of all of the Company’s director nominees. Starboard has also agreed to vote all of its shares in accordance with the Board’s recommendation with respect to the Company’s say-on-pay proposal, subject to the recommendation of Institutional Shareholder Services.

In addition, the Company will establish a Strategic Committee following the 2014 Annual Meeting, which will provide the Board with recommendations related to strategic matters. The Strategic Committee will be composed of four Board members, including Messrs. Greenwell and Murdy and two members who will be selected by the Board.

Jeff Smith, CEO of Starboard, stated, “We are pleased to be able to work constructively with LSB and look forward to substantial improvement and value creation. We believe that the new members on the Board will bring new energy and ideas along with their substantial industry expertise in order to help the Company maximize value for LSB stockholders. Dan Greenwell’s and Richard Sanders’ extensive operational and financial experience as senior executives of highly successful nitrogen fertilizer companies, and Bill Murdy’s experience as CEO of a leading climate control company, will be of great value to the company as LSB focuses on improving performance. Additionally, we expect the strategic committee to immediately analyze strategic, structural, operational, and financial opportunities with a fresh perspective in order to recommend to the board the best opportunities to maximize value for shareholders.”

In connection with today’s announcement, Engine Capital and Red Alder (collectively, “Engine”), which beneficially own approximately 0.9% of the Company’s outstanding shares, entered into an agreement with the Company, whereby Engine has withdrawn its nominations notice and agreed to vote its shares in support of all of the Company’s director nominees.

Arnaud Ajdler, Managing Partner of Engine said, “We believe that the addition of these independent individuals to the LSB Board will benefit LSB stockholders.”

Messrs. Greenwell and Murdy will be designated as nominees for the class of directors with terms expiring at the 2017 Annual Meeting of Stockholders. Mr. Sanders will become a member of the Board, effective as of the date of the 2014 Annual Meeting, in the class of directors with terms expiring at the 2015 Annual Meeting, to fill the vacancy created by Mr. Shelley’s retirement. The Company expects to hold the 2014 Annual Meeting no later than June 20, 2014.

Credit Suisse is serving as financial advisor to LSB and Wachtell, Lipton, Rosen & Katz and Conner & Winters, LLP are acting as legal advisors.

About Daniel D. Greenwell

Daniel D. Greenwell, 51, has served as the Chief Financial Officer and Executive Vice President of Sabre Industries Inc., a private equity-held manufacturer of utility and cell towers, since April 2013. In his current position, Mr. Greenwell focuses on operational change and value creation opportunities and is responsible for all financial aspects of a fast-growing manufacturing and service business. From January 2012 until March 2013, Mr. Greenwell served as Senior Vice President and Chief Financial Officer of Tronox Limited, a leading global producer and marketer of titanium dioxide pigment. Prior to that, Mr. Greenwell served as Corporate Controller and Senior Vice President and Chief Financial Officer of Terra Industries, Inc., from 2005 until its acquisition by CF Industries Holdings Inc. in April 2010. He also served on the Board of Directors of Terra Nitrogen Company, L.P., a Master Limited Partnership, from March 2008 until April 2010.

Mr. Greenwell has over 20 years of industrial, financial and operational experience and has held various senior leadership positions at a number of public companies, including Belden Inc., Zoltek Companies Inc., and Sigma Chemical Company. He also served as Senior Manager of KPMG from 1985 to 1992. Mr. Greenwell is a Certified Public Accountant. He received a Bachelor of Science degree in Accounting from Truman State University.

About William F. Murdy

William F. Murdy, 72, has served as the Chairman of the Board of Directors of Comfort Systems USA, Inc. since June 2000. Mr. Murdy previously served as the Chief Executive Officer of Comfort Systems from June 2000 until December 2011. Over the course of his career, Mr. Murdy has served in a variety of senior leadership roles, including as President and CEO of Club Quarters from 1999 to 2000, President, CEO, Co-Founder and Chairman of the Board of LandCare USA, Inc. from 1998 until it was acquired by The ServiceMaster Co. in 1999, President and CEO of General Investment and Development Company from 1989 through 1997. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund and its associated management company based in New York City. Mr. Murdy currently serves as a Director of UIL Holdings Corporation where he is Chair of the Compensation Committee and serves on the Audit Committee. Mr. Murdy also serves as a Director of Kaiser Aluminum Corporation, where he is Chair of the Compensation Committee and serves on the Nominating and Corporate Governance Committee.

In addition, Mr. Murdy serves on the Advisory Board of CapStreet Partners and is a former member of the Advisory Board of Chicago Growth Partners. He is also the Founder and former Chairman of Warrior Gateway (connecting Veterans with services), Vice-Chairman and a member of the Executive Committee of the Board of Business Executives for National Security (BENS) and a former member of the Board of Visitors for West Point. At West Point today, he is an emeritus member of the Board of Trustees of the West Point Association of Graduates and a principal and Chairman of the Hotel Thayer and Chairman of its associated Thayer Leader Development Group, which provides corporate executive leader development. Mr. Murdy holds a Bachelor of Science degree in Engineering from the U.S. Military Academy, West Point, and a Master’s degree in Business Administration from the Harvard Business School.

About Richard S. Sanders, Jr.

Mr. Richard S. Sanders, Jr., 57, served as Vice President of Manufacturing of Terra Industries Inc. from 2003 until the acquisition of Terra Industries by CF Industries Holdings, Inc. in April 2010. On completion of the transaction, he worked on the integration of manufacturing operations, and as Vice President Environmental Health and Safety, Engineering and Procurement. At Terra Industries Inc ., Mr. Sanders was responsible for Terra’s six manufacturing facilities’ overall operations including production operations, environmental health and safety, project engineering, and technical services. He was also responsible for Terra’s capital investment program of approximately $250 million per year, including major expansion projects. Mr. Sanders was Plant Manager of Terra’s Verdigris, Oklahoma nitrogen manufacturing complex for nine years prior to his role as Vice President of Manufacturing. Prior to Terra, Mr. Sanders served as Plant Manager at the Beaumont Methanol Corporation 800,000 GPD methanol manufacturing facility and in management and engineering positions for Agrico Chemical Company. Mr. Sanders has served as a Non-Executive Director of Open Joint Stock Company Mineral and Chemical Company EuroChem during 2013. Mr. Sanders earned a B.S. in Chemical Engineering from Louisiana State University in Baton Rouge in 1980.

About LSB Industries, Inc.

LSB is a manufacturing and marketing company. LSB’s principal business activities consist of the manufacture and sale of chemical products for the agricultural, mining, and industrial markets, and the manufacture and sale of commercial and residential climate control products, such as geothermal and water source heat pumps, hydronic fan coils and modular geothermal chillers, and large custom air handlers.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by use of the words “believes”, “expects”, “intends”, “anticipates”, “plans to”, “estimates”, “projects”, “should” or similar expressions, including, without limitation, statements regarding enhancing stockholder value, improving earnings, enhanced growth and profitability and matters relating to the 2014 Annual Meeting. These forward-looking statements speak only as of the date of this press release, and LSB expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in LSB’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Company Contact:

Tony M. Shelby, Chief Financial Officer

(405) 235-4546

Or

Mark Behrman, Senior Vice President

(405) 235-4546 x11214

Investor Relations Contact:

Dan Burch / Larry Dennedy

MacKenzie Partners Inc.

(212) 929-5500

Media Contact:

Tim Lynch / Sharon Stern / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449